Exhibit 10.7

CLOUDBREAK HEALTH, LLC

UNIT OPTION AGREEMENT

THIS UNIT OPTION AGREEMENT (the “Agreement”), dated as of ___________ __, 20__ (the “Grant Date”) is by and between Cloudbreak Health, LLC, a Delaware limited liability company (the “Company”), and _______________ (“Optionee”).

RECITALS

WHEREAS, the Company has adopted the Cloudbreak Health, LLC 2015 Unit Incentive Plan (the “Plan”, a copy of which is attached as Exhibit A), the terms and conditions of which are incorporated by reference into this Agreement, from which the Company may grant options (the “Options”) to purchase Common Units of the Company (the “Units”) to employees, consultants and other persons. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

WHEREAS, the Company desires to grant to Optionee, and Optionee desires to receive from the Company, the Options granted under this Agreement, which shall be governed by the terms and conditions set forth herein and in the Plan.

AGREEMENT

1. Summary of Option Grant.

Grant Date:

Exercise Price Per Unit:

Fair Market Value Per Unit:

Total Number of Units Granted:

Option Expiration Date:	10 years from the Grant Date

Vesting Schedule:	As set forth in Section 4(b) hereof.

Vesting Commencement Date:

2. Grant of Option; Expiration Date. The Company hereby grants to Optionee Options to purchase that number of Units as set forth in Section 1 above. Such Options shall expire if not exercised on or before the tenth (10th) anniversary of the Grant Date (the “Expiration Date”)

3. Exercise Price of Options. Each Option shall have a per-Unit exercise price as set forth in Section 1 above, which equals 100% of the Fair Market Value of such Unit (the “Exercise Price”).

4. Exercise of Options. The Options shall be exercisable during its term in accordance with the vesting schedule set forth below and with the provisions of Section 9 of the Plan as follows:

(a) Right to Exercise.

(i) These Options may not be exercised with respect to a fraction of a Common Unit.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of these Options is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may these Options be exercised after the Expiration Date.

(b) Vesting Schedule. No Options shall be exercisable until such Options have vested (“Vested Options”), in accordance with the following vesting schedule:

(c) Method of Exercise.

(i) These Options shall be exercisable by execution and delivery of the Exercise Notice attached as Exhibit B (the “Exercise Notice”) and Restricted Unit Agreement attached hereto as Exhibit C (the “Unit Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Options, the number of Common Units in respect of which the Options are being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such Common Units as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregat Exercise Price for the Common Units with respect to which the Option is being exercised. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the aggregate Exercise Price for the Common Units with respect to which the Option is being exercised. To the extent Optionee is not already a member of the Company, Optionee will execute and deliver, at the time of exercise of the Options, a written joinder to the Limited Liability Company Agreement of the Company in a form provided by the Company to the Optionee.

(ii) As a condition to the exercise of these Options and as further set forth in Section 10 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Options, or disposition of Common Units, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Common Units upon exercise of the Options if such issuance or delivery would not comply with Applicable Laws, with such non-compliance determined by the Company in consultation with its legal counsel. These Options may not be exercised if the issuance of such Common Units upon such exercise or the method of payment of consideration for such Common Units would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of these Options, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Common Units shall be considered transferred to Optionee on the date on which the Options are exercised with respect to such Common Units.

(d) Method of Payment. The consideration to be paid for the Common Units to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (l) cash, (2) check (3) promissory notes, (4) other Units which (i) in the case of Common Units acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Common Units as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan (which program shall employ a third-party appraisal to value the Common Units), or (6) any combination of the foregoing methods of payment.

5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Options only as set forth herein. To the extent that any Options are not Vested Options, or Optionee is otherwise not entitled to exercise these Options, as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period (as defined below) set forth herein, the Options shall terminate in their entirety. In no event, may any Option be exercised after the Expiration Date of the Options.

(a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s disability or death, whether or not for Cause, Optionee may, to the extent Optionee is vested in the Option Units at the Termination Date, exercise this Option within six (6) months following the Termination Date (the “Termination Period”).

(b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Options, only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s disability (including a disability within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the Termination Date, exercise the Vested Options as of the Termination Date.

(ii) Death of Optionee. In the event of the death of Optionee (a) during the term of these Options and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Options, or (b) within thirty (30) days after Optionee’s Termination Date, the Vested Options may be exercised at any time within twelve (12) months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Vested Options by bequest or inheritance as of the Termination Date.

6. Non-Transferability of Option. These Options may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of these Options shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Tax Consequences.

(a) The following discussion is meant as general guidance as to the federal income tax consequences of the receipt and exercise of the options granted herein. It is critical to note that the law in this area is uncertain, and therefore the following is not definitive. Moreover, the tax consequences to Optionee will in part depend on Optionee’s own personal tax situation. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISER IN CONNECTION WITH THE GRANT AND BEFORE THE EXERCISE OF THESE OPTIONS OR DISPOSING OF THE COMMON UNITS.

(b) In general, Optionee should not recognize taxable income upon receipt of the Option. In cases in which the Options’ strike price is less than the fair market value of the Options at the time of the grant of the Options, Optionee could recognize taxable income when the Options vest and, depending on whether Treasury Regulations are adopted that mirror the treatment of compensatory options to acquire corporate stock, Optionee could be subject to substantial additional excise-tax-like liabilities. The Company believes, however, that the Exercise Price represents the fair market value of the Common Units and therefore Optionee should not recognize income at the time of the grant or vesting of the Options.

Optionee will recognize taxable income upon exercise of the Options. The amount of taxable income would be the value of the Common Units at the time of exercise less the Exercise Price. Upon exercise of the Options, Optionee will have a capital account equal to at least the amount of the Exercise Price. Optionee’s capital account may also include credit for any income Optionee recognizes upon exercise of the Options; however, there is currently no definitive guidance on this issue, and therefore the Company will make an appropriate determination as to each employee’s proper capital account balance at the time of exercise of Options. After exercise of Options and issuance of Common Units to Optionee, Optionee will recognize income based on allocations of profits and losses and will be entitled to distributions pursuant to the terms of the Limited Liability Agreement of the Company, dated as of June 22, 2015, as amended from time to time.

8. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Options terms), and hereby accepts these Options and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Options. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. This Agreement and the Plan constitute the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

9. Governing Law. This Agreement, the Plan, Exercise Notice and the Unit Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws. The Company and Optionee (a) hereby irrevocably agree that any suit, action or other proceeding arising out of or based upon this Agreement, the Plan, Exercise Notice and the Unit Agreement brought shall be any in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement, the Plan, Exercise Notice and the Unit Agreement except in accordance with clause (a) above, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Plan, Exercise Notice, the Unit Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

10. Waiver of Jury Trial; Service of Process. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THEM RELATING TO THIS AGREEMENT, THE PLAN, EXERCISE NOTICE OR THE UNIT AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT, THE PLAN, EXERCISE NOTICE AND THE UNIT AGREEMENT INVOLVE COMPLEX TRANSACTIONS AND THAT DISPUTES HEREUNDER AND THEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER. ACCORDINGLY, THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE REGARDING OR RELATED TO THIS AGREEMENT, THE PLAN, EXERCISE NOTICE OR THE UNIT AGREEMENT BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT.

11. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement and shall be deemed to be duplicate original documents and may be used by all parties for all purposes an original document may be used for and all signatures on such documents shall be deemed and treated for all purposes as original signatures. Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a party shall be equally as effective as delivery of a manually executed counterpart of such party.

12. Severability. Any term or provision of this Agreement or the Plan that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of same is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement and/or the Plan shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

13. Entire Agreement. This Agreement, the Plan, Exercise Notice and the Unit Agreement constitute the entire agreement between the Company and Optionee pertaining to the subject matter hereof and thereof and supersede all prior agreements, term sheets, letters, discussions and understandings of the Company and Optionee in connection therewith. Notwithstanding anything to the contrary, should any conflict exist between the terms set forth in this Agreement and the Plan, the terms of this Agreement shall control.

14. Amendments and Waivers. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both parties. The failure of any party at any time or times to require performance of any provisions of this Agreement will in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

15. Attorney’s Fees. If any legal action or other legal proceeding relating to this Agreement, the Plan, the Exercise Notice, or the Unit Agreement, or the enforcement of any of the above mentioned agreements is brought against any Party to this Agreement or the LLC Agreement, the Prevailing Party shall be entitled to recover reasonable attorney, expert, accountant fees, costs and disbursements (“Attorney’s Fees”) (in addition to any other relief to which the Prevailing Party may be entitled). “Prevailing Party” means that party who obtains substantially the relief sought, whether by compromise, settlement or judgment, or, if not the party bringing the action, the party against whom the action is brought, if the party bringing the action is not the Prevailing Party. Notwithstanding the foregoing, if a written offer of compromise or settlement made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and Attorney’s Fees (even if it is the Prevailing Party) and shall be obligated to pay the costs of suit and Attorney’s Fees incurred by the offering party.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

“COMPANY”

Cloudbreak Health, LLC,
a Delaware limited liability company

By:

Name:

Dated:	Title:

“OPTIONEE”

Dated:
Print Name:

EXHIBIT A

2015 UNIT INCENTIVE PLAN

(see attached)

[ATTACHMENT OMITTED]

(incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

1

EXHIBIT B

UNIT OPTION EXERCISE NOTICE AGREEMENT

(see attached)

CLOUDBREAK HEALTH, LLC

COMMON UNIT OPTION EXERCISE NOTICE AGREEMENT

THIS COMMON UNIT OPTION EXERCISE NOTICE AGREEMENT (“Agreement”) is made as of _______________, 20____, by and between Cloudbreak Health, LLC, a Delaware limited liability company (the “Company”), and ____________ (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Cloudbreak Health, LLC 2015 Unit Incentive Plan (the “Plan”) and in the Unit Option Agreement by and between the Company and Purchaser, dated as of June 22, 2015 (the “Option Agreement”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase _________ Common Units (the “Units”) of the Company under and pursuant to the Plan and the Option Agreement. The purchase price for the Units shall be $_______ per Unit for a total purchase price of $_________.

2. Time and Place of Exercise. The purchase and sale of the Units under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(c) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Units to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.

3. LLC Agreement. The Purchaser hereby agrees to be bound by all terms and conditions of the Limited Liability Company Agreement of the Company, dated as of June 22, 2015, as amended from time to time (the “LLC Agreement”), which Purchaser acknowledges grants the Company and the other Members substantial rights with respect to the Units. To the extent the Purchaser was not already a member of the Company prior to the date hereof, the Purchaser has delivered to the Company a joinder to the LLC Agreement in a form provided by the Company.

4. Investment and Taxation Representations. In connection with the purchase of the Units, Purchaser makes to the Company all of the representations and warranties set forth in Section 9 of the Restricted Unit Agreement, to be executed concurrently by Purchaser with this Option Agreement. Purchaser represents and warrants that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Units and that Purchaser is not relying on the Company for any tax advice.

5. Miscellaneous.

(a) Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws. The Company and Purchaser (a) hereby irrevocably agree that any suit, action or other proceeding arising out of or based upon this Agreement shall be brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in accordance with clause (a) above, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

(b) Waiver of Jury Trial; Service of Process. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THEM RELATING TO THIS AGREEMENT, THE PLAN, EXERCISE NOTICE OR THE UNIT AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT, THE PLAN, EXERCISE NOTICE AND THE UNIT AGREEMENT INVOLVE COMPLEX TRANSACTIONS AND THAT DISPUTES HEREUNDER AND THEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER. ACCORDINGLY, THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE REGARDING OR RELATED TO THIS AGREEMENT, THE PLAN, EXERCISE NOTICE OR THE UNIT AGREEMENT BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT.

(c) Entire Agreement. This Agreement, the Plan, Exercise Notice and the Unit Agreement constitute the entire agreement between the Company and Purchaser pertaining to the subject matter hereof and thereof and supersede all prior agreements, term sheets, letters, discussions and understandings of the Company and Purchaser in connection therewith. Notwithstanding anything to the contrary, should any conflict exist between the terms set forth in this Agreement and the Plan, the terms of this Agreement shall control.

(d) Severability. Any term or provision of this Agreement or the Plan that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of same is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement and/or the Plan shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by email or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(g) Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement and shall be deemed to be duplicate original documents and may be used by all parties for all purposes an original document may be used for and all signatures on such documents shall be deemed and treated for all purposes as original signatures. Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a party shall be equally as effective as delivery of a manually executed counterpart of such party.

(h) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(i) Amendments and Waivers. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both parties. The failure of any party at any time or times to require performance of any provisions of this Agreement will in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

(j) Attorney’s Fees. If any legal action or other legal proceeding relating to this Agreement, the Plan, the Exercise Notice, or the Unit Agreement, or the enforcement of any of the above mentioned agreements is brought against any Party to this Agreement or the LLC Agreement, the Prevailing Party shall be entitled to recover reasonable attorney, expert, accountant fees, costs and disbursements (“Attorney’s Fees”) (in addition to any other relief to which the Prevailing Party may be entitled). “Prevailing Party” means that party who obtains substantially the relief sought, whether by compromise, settlement or judgment, or, if not the party bringing the action, the party against whom the action is brought, if the party bringing the action is not the Prevailing Party. Notwithstanding the foregoing, if a written offer of compromise or settlement made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and Attorney’s Fees (even if it is the Prevailing Party) and shall be obligated to pay the costs of suit and Attorney’s Fees incurred by the offering party.

The parties have executed this Exercise Notice Agreement as of the date first set forth above.

“COMPANY”

Cloudbreak Health, LLC,
a Delaware limited liability company

By:

Name:

Title:

“PURCHASER”

Print Name:

Address:

I, ______________________, spouse of ______________, have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Units as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of

EXHIBIT C

RESTRICTED UNIT AGREEMENT

(see attached)

CLOUDBREAK HEALTH, LLC

RESTRICTED UNIT AGREEMENT

THIS RESTRICTED UNIT AGREEMENT (this “Agreement”), dated as of                 , 20___, is by and between Cloudbreak Health, LLC, a Delaware limited liability company (the “Company”), and the undersigned purchaser (“Purchaser”).

I. TERMS OF AGREEMENT.

1. PURCHASE AND SALE OF UNITS. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, [                ] Common Units of the Company (the “Units”), for the purchase price consisting of cash in the amount of [$         ] per Unit, to be delivered by Purchaser to the Company. All capitalized terms herein that are not otherwise defined shall have the same meaning ascribed to them in the Cloudbreak Health, LLC 2015 Unit Incentive Plan (the “Plan”).

The closing hereunder, including payment for and delivery of the Units shall occur at the offices of the Company concurrent with the execution of this Agreement, or at such other time and place as the parties may mutually agree. The Company and Purchaser acknowledge and agree that the Units are intended to be “profit interests” as defined in the Internal Revenue Code of 1986, as amended (the “Code”).

2. REPURCHASE OPTION; TERMINATION OF CONTINUOUS SERVICE. Subject to Sections 5, in the event Purchaser’s Continuous Service Status terminates for any reason, including death or disability, then the Company shall have an irrevocable option (the “Repurchase Option”), for a period of ninety (90) days after the Purchaser’s period for exercise has concluded, or such longer period as may be agreed to in writing by the Company and Purchaser, to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, at the purchase price per Unit equal to the appraised Fair Market Value of the Units (the “Repurchase Option Price”), Purchaser’s Units.

3. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 15(a) hereof. Such notice shall identify the number of Units to be repurchased and shall notify Purchaser of the time, place and date for settlement of such repurchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 2. The Company shall pay Purchaser in cash at the time the Company repurchases any Units pursuant to its Repurchase Option set forth in Section 2, or, at Company’s option, in installments over a period not to exceed four (4) years, with interest at a rate per annum equal to the Prime Rate of interest of Bank of America published in the Wall Street Journal, effective upon the date of termination. The Company shall become the legal and beneficial owner of the Units being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Units being repurchased by the Company, without further action by Purchaser.

4. ADJUSTMENTS TO UNITS. If, from time to time during the term of the Repurchase Option, there is any change affecting the Company’s outstanding Common Units as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, dividends or distributions in the form of Units, Units split, combination of Units, change in Company structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Units shall be immediately subject to the Repurchase Option and be included in the word “Units” for all purposes of the Repurchase Option with the same force and effect as the Units presently subject to the Repurchase Option, but only to the extent the Units are, at the time, covered by such Repurchase Option. While the total Repurchase Option Price shall remain the same after each such event, the Repurchase Option Price per Unit upon exercise of the Repurchase Option shall be appropriately adjusted as determined by the Company.

5. ORGANIC TRANSACTION. In the event of an Organic Transaction, the Repurchase Option shall lapse with respect to all Units owned by Purchaser.

6. TERMINATION OF REPURCHASE OPTION. Sections 2, 3, 4 and 5 of this Agreement shall terminate upon the exercise in full or lapse of the Repurchase Option, whichever occurs first.

7. RIGHTS OF PURCHASER. Notwithstanding the Repurchase Option, Purchaser shall be deemed to be the holder for purposes of receiving any distributions that may be paid with respect to such Units and for the purpose of exercising any voting rights relating to such Units.

8. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, the Units shall be subject to the restrictions on transfer set forth in the LLC Agreement.

9. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Units, Purchaser hereby represents and warrants to the Company the following:

(a) Purchaser is acquiring the Units for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Purchaser understands that the Units have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the Units must be held indefinitely unless the Units are subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Units.

10. SECTION 83(B) ELECTION. Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Units and the fair market value of the Units as of the date any restrictions on the Units lapse. In this context, “restriction” includes the right of the Company to buy back the Units pursuant to the Repurchase Option set forth in Section 2(a) above. Purchaser understands that Purchaser may elect to be taxed at the time the Units are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. An 83(b) election form is attached hereto as Exhibit A. Even if the fair market value of the Units at the time of the execution of this Agreement equals the amount paid for the Units, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls, and Purchaser shall deliver a copy of Purchaser’s completed 83(b) election form to the Company. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Units hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. PURCHASER ASSUMES ALL RESPONSIBILITY FOR FILING AN 83(B) ELECTION AND PAYING ALL TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE RESTRICTIONS ON THE UNITS.

11. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any Units of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or the LLC Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay distribution to any transferee to whom such shares shall have been so transferred.

12. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or an Affiliate of the Company to terminate Purchaser’s employment or contracting or consulting arrangement for any reason at any time, with or without cause and with or without notice.

13. MISCELLANEOUS.

(a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon receipt by Purchaser when delivered by personal delivery, sent by email or fax (confirmation received) or via United States Post Office (by registered or certified mail with postage and fees prepaid), and addressed to the other party hereto at his or her address shown below its signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors and assigns. The Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

(c) Attorney’s Fees. If any legal action or other legal proceeding relating to this Agreement, the Plan, or the enforcement of any of the above mentioned agreements is brought against any Party to this Agreement or the LLC Agreement, the Prevailing Party shall be entitled to recover reasonable attorney, expert, accountant fees, costs and disbursements (“Attorney’s Fees”) (in addition to any other relief to which the Prevailing Party may be entitled). “Prevailing Party” means that party who obtains substantially the relief sought, whether by compromise, settlement or judgment, or, if not the party bringing the action, the party against whom the action is brought, if the party bringing the action is not the Prevailing Party. Notwithstanding the foregoing, if a written offer of compromise or settlement made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and Attorney’s Fees (even if it is the Prevailing Party) and shall be obligated to pay the costs of suit and Attorney’s Fees incurred by the offering party.

(d) Governing Law. This Agreement, the Plan and Exercise Notice and the Unit Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws. The Company and Purchaser (a) hereby irrevocably agree that any suit, action or other proceeding arising out of or based upon this Agreement, the Plan, Exercise Notice and the Unit Agreement brought shall be any in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement, the Plan, Exercise Notice and the Unit Agreement except in accordance with clause (a) above, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Plan, Exercise Notice, the Unit Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

(e) Waiver of Jury Trial; Service of Process. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THEM RELATING TO THIS AGREEMENT, THE PLAN, EXERCISE NOTICE OR THE UNIT AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT, THE PLAN, EXERCISE NOTICE AND THE UNIT AGREEMENT INVOLVE COMPLEX TRANSACTIONS AND THAT DISPUTES HEREUNDER AND THEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER. ACCORDINGLY, THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE REGARDING OR RELATED TO THIS AGREEMENT, THE PLAN, EXERCISE NOTICE OR THE UNIT AGREEMENT BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT.

(f) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps that may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(g) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by its counsel and that the Company’s counsel does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(h) Entire Agreement. This Agreement, the Plan, Exercise Notice and the Unit Agreement constitute the entire agreement between the Company and Purchaser pertaining to the subject matter hereof and thereof and supersede all prior agreements, term sheets, letters, discussions and understandings of the Company and Purchaser in connection therewith. Notwithstanding anything to the contrary, should any conflict exist between the terms set forth in this Agreement and the Plan, the terms of this Agreement shall control.

(i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of same is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(j) References. All references to Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall he deemed references to such parts of this Agreement, unless the context shall require otherwise.

(k) Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement and shall be deemed to be duplicate original documents and may be used by all parties for all purposes an original document may be used for and all signatures on such documents shall be deemed and treated for all purposes as original signatures. Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a party shall be equally as effective as delivery of a manually executed counterpart of such party.

IN WITNESS WHEREOF, the parties hereto have executed this RESTRICTED UNIT AGREEMENT as of the day and year first above written.

CLOUDBREAK HEALTH, LLC

By:

Name

Title:

Address:

PURCHASER:

Name:

Address:

EXHIBIT A

SECTION 83(B) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Id. No.:

(2)	The property with respect to which the election is being made is __________ Common Units of Cloudbreak Health, LLC.

(3)	The property was issued on _______________.

(4)	The taxable year in which the election is being made is the calendar year .

(5)

The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right lapses in a series of annual and monthly installments over a _____ (__) year period ending on ____________.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_______ per unit.

(7)	The amount paid for such property is $_________ per unit.

(8)	A copy of this statement was furnished to Cloudbreak Health, LLC, for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on ___________.

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Restricted Units Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records